Filed Pursuant to Rule 424(b)(7)
Registration No. 333-284369
PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 28, 2025)

IREN Limited

Up to 11,981,668 Ordinary Shares
This prospectus supplement relates to the offer and resale from time to time of up to 11,981,668 ordinary shares (the “Ordinary shares”) of IREN Limited, by certain selling shareholders named in this prospectus supplement (the “Selling Holders”). We are registering the offer and sale of the Ordinary shares owned by the Selling Holders to satisfy registration rights we granted to them pursuant to an Agreement and Plan of Merger dated May 4, 2026 by and among IREN Limited, Kube Merger Sub Inc. and Mirantis, Inc. (the “Merger Agreement”), which closed on August 3, 2026.
We are not selling any securities under this prospectus supplement and will not receive any proceeds from the sale of the Ordinary shares by the Selling Holders pursuant to this prospectus supplement. Any Ordinary shares subject to resale hereunder will have been issued by us and received by the Selling Holders prior to any resale of such shares pursuant to this prospectus supplement. See “Selling Holders” for additional information.
Sales of the Ordinary shares by the Selling Holders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices. The Selling Holders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Holders, the purchasers of the Ordinary shares, or both.
Our registration of the Ordinary shares covered by this prospectus supplement does not mean that the Selling Holders will offer or sell any of the Ordinary shares. The Selling Holders may offer, sell or distribute all or a portion of the Ordinary shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Holders may sell the Ordinary shares in the section entitled “Plan of Distribution.” We will bear all costs and expenses and fees in connection with the registration of these Ordinary shares. We will not be paying any underwriting discounts or commissions in any offerings pursuant to this prospectus supplement.
Our Ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”. On August 3, 2026, the last reported sale price of our Ordinary shares was $39.75 per Ordinary share.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-5 of this prospectus supplement and, if applicable, any risk factors described in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 4, 2026.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering by the Selling Holders of Ordinary shares in one or more offerings or otherwise as described under “Plan of Distribution”. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by the Selling Holders, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement supersedes the previously filed prospectus dated August 28, 2025 in its entirety. This prospectus supplement adds to, updates and, where applicable, modifies information contained or incorporated by reference in the accompanying prospectus.
Before buying any of the securities that are offered by this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor the Selling Holders have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the Selling Holders take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor the Selling Holders have taken any action that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “IREN,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to IREN Limited and its subsidiaries.
Trademarks
We have unregistered trademarks and service marks, and registered website domains, company and business names that we use in connection with the operation of our business. These include, among others, Iris Energy, IREN and www.iren.com. Other trademarks, service marks and trade names referenced in this prospectus supplement are, to our knowledge, the property of their respective owners.
S-ii

Presentation of Financial Information
All references to “U.S. dollars,” “dollars,” “$,” “USD” or “US$” are to the U.S. dollar. All references to “Australian dollars,” “AUD” or “A$” are to the Australian dollar, the official currency of Australia. All references to “GAAP” are to generally accepted accounting principles in the United States. References to a particular “fiscal year” are to IREN’s fiscal year ended June 30 of that year.
Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain monetary amounts, percentages and other figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Market and Industry Data
This prospectus supplement includes market, economic, and industry data as well as certain statistics and information relating to our business, markets, and other industry data, which we obtained or extrapolated from various third-party industry and research sources, as well as assumptions that we have made that are based on those data and other similar sources. Industry publications and other third-party surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we believe that such data is reliable, we have not independently verified such data and cannot guarantee the accuracy or completeness thereof. Additionally, we cannot assure you that any of the assumptions underlying these statements are accurate or correctly reflect our position in the industry, and not all of our internal estimates have been verified by any independent sources. Furthermore, we cannot assure you that a third-party using different methods to assemble, analyze, or compute market data would obtain the same results. There is no precise definition for what constitutes the Bitcoin mining market, the high-performance computing (“HPC”) solutions (including the market for AI Cloud Services and potential colocation services such as powered shell, build-to-suit and turnkey data centers (“Colocation Services”) (collectively “HPC and AI services”)) market, or any other market or industry referenced in this prospectus supplement. We do not intend, and do not assume any obligations, to update industry or market data set forth in this prospectus supplement. Finally, behavior, preferences, and trends in the marketplace tend to change. As a result, investors and prospective investors should be aware that data in this prospectus supplement and estimates based on such data may not be reliable indicators of future results.
References to “market share” and “market leader” are based on global revenues in the referenced market, and unless otherwise specified herein, are based on certain of the materials referenced above.
S-iii

GLOSSARY OF INDUSTRY TERMS AND CONCEPTS
Throughout this prospectus supplement, we use a number of industry terms and concepts which are defined as follows:
•	AI Cloud Services: Cloud-based access to GPU compute and related infrastructure, software and support for artificial intelligence workloads.
•
AI: Artificial Intelligence (“AI”) is computer software that mimics human cognitive abilities in order to perform complex tasks, such as decision making, data analysis, language translation and a variety of tools and services across the emergent AI industry that have been developed to leverage AI capabilities.

•
Bitcoin: A system of global, decentralized, scarce, digital money as initially introduced in a white paper titled “Bitcoin: A Peer-to-Peer Electronic Cash System” published on October 31, 2008, by an individual or group using the pseudonym Satoshi Nakamoto.

•	Bitcoin network: The collection of all nodes running the Bitcoin protocol. This includes miners that use computing power to maintain the ledger and add new blocks to the blockchain.
•	Block: A bundle of transactions analogous with digital pages in a ledger. Transactions are bundled into blocks, which are then added to the ledger. Miners are rewarded for “mining” a new block.
•
Blockchain: A software program containing a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network, that enables peer-to-peer transmission of transaction information, and that follows a consensus protocol for confirming new blocks to be added to the blockchain.

•	Board: The board of directors of IREN Limited.
•
Difficulty: In the context of Bitcoin mining, a measure of the relative complexity of the algorithmic solution required for a miner to mine a block and receive the Bitcoin reward. An increase in global hashrate will temporarily result in faster block times as the mining algorithm is solved quicker – and vice versa if the global hashrate decreases. The Bitcoin network protocol adjusts the network difficulty every 2,016 blocks (approximately every two weeks) to maintain a target block time of 10 minutes.

•
Digital Asset: Bitcoin and alternative coins, or “altcoins,” launched after the success of Bitcoin. This category is designed to serve functions including as a medium of exchange, store of value, and/or to power applications.

•	EH/s: Exahash per second. 1 EH/s equals one quintillion hashes per second (1,000,000,000,000,000,000 h/s).
•	Fiat Currency: A government issued currency that is not backed by a physical commodity, such as gold or silver, but rather by the government that issued it.
•
GPUs: Graphics processing units are a type of computing technology designed for parallel processing, which can be used in a wide range of applications, including graphics and video rendering, gaming, creative production and AI.

•	Hash: To compute a function that takes an input, and then outputs an alphanumeric string known as the “hash value”.
•
Hashrate: The speed at which a miner can produce computations (hashes) using the Bitcoin network’s algorithm, expressed in hashes per second. The hashrate of all miners on a particular network is referred to as the global hashrate.

•
HPC: High-performance computing, which refers to the aggregation of computing power to achieve higher performance levels, often utilized to perform complex calculations in fields including science, engineering, finance, AI, and business. It typically involves using supercomputers or clusters of computers, often employing parallel processing, to perform calculations simultaneously, thereby greatly reducing computation time.

S-iv

•
Miner: Individuals or entities who operate a computer or group of computers that compete to mine blocks. Bitcoin miners who successfully mine blocks are rewarded with new Bitcoin as well as any transaction fees.

•	Mining: The process by which new Bitcoin blocks are created, and thus new transactions are added to the blockchain in the Bitcoin network.
•
Mining pools: Mining pools are platforms for miners to contribute their hashrate in exchange for Digital Assets, including Bitcoin, and in some cases regardless of whether the pool effectively mines any block. Miners tend to join pools to increase payout frequency, with pools generally offering daily payouts, and to externalize to the pool the risk of a block taking longer than statistically expected from the network difficulty. Mining pools offers these services in exchange for a fee.

•	Protocol: The software that governs how a blockchain operates.
•	SEC: U.S. Securities and Exchange Commission.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all the information that may be important to you. To understand this offering fully, you should read this entire prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement forms a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “IREN,” “we,” “us,” “our,” “its,” and the “Company” refer to the registrant and its consolidated subsidiaries.
Overview
We are a vertically integrated provider of AI Cloud Services, delivering large-scale data centers and compute for AI training and inference. Our platform is underpinned by an expansive portfolio of grid-connected land and power in renewable-rich regions across the globe.
We have data center sites with executed grid connection agreements, letters of agreement or equivalents, representing approximately 5GW of total power capacity in the United States, Canada, Spain and Australia. Our data centers are currently powered by 100% renewable energy (whether from clean or renewable energy sources or through the purchase of renewable energy certificates).
Our AI Cloud Services operations generate revenue by providing access to cloud-based GPU computing to customers for AI training and inference workloads. As of March 31, 2026, we had approximately 150,000 GPUs installed or on order for our data centers.
Our Bitcoin mining operations generate revenue by earning Bitcoin through a combination of Block rewards and transaction fees from the operation of our Bitcoin miners and exchanging these Bitcoin for Fiat Currencies such as USD. We typically liquidate all the Bitcoin we mine daily and therefore did not have any Bitcoin held on our balance sheet as of March 31, 2026. As of March 31, 2026, we had installed hashrate capacity of approximately 38 EH/s.
Mirantis Acquisition
On August 3, 2026, we closed the acquisition of Mirantis, Inc. (“Mirantis”), a US-based cloud software and services provider. Our acquisition of Mirantis was consummated pursuant to the Merger Agreement.
Pursuant to the Merger Agreement, our subsidiary, Kube Merger Sub Inc., merged with and into Mirantis, with Mirantis surviving such merger as the continuing corporation and our direct wholly owned subsidiary (the “Mirantis Acquisition”). On the terms and subject to the conditions set forth in the Merger Agreement, IREN acquired Mirantis for aggregate consideration of 13,673,894 Ordinary shares (the “Aggregate Consideration”), except that holders of shares of Mirantis capital stock that are unaccredited investors received their pro rata share of the Aggregate Consideration in cash in lieu of Ordinary shares based on a price per Ordinary share of $45.66 (being the closing price of our Ordinary shares as of Friday, May 1, 2026).
The Ordinary shares issued to the Selling Holders in connection with the Mirantis Acquisition were not initially registered under the Securities Act or any state securities laws. We relied on the exemption from the registration requirements for transactions by an issuer not involving any public offering under Rule 506 under Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Selling Holders has represented to us that such Selling Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act.
Under the terms of the Merger Agreement, we agreed to promptly (and in any event within one business day following the closing of the Mirantis Acquisition) file, a registration statement with the SEC to register for resale the Ordinary shares issued under the Merger Agreement, and to use reasonable best efforts to cause such registration statement to be declared effective as promptly as practicable after such registration statement is filed.
Corporate Information
We report to our shareholders in compliance with U.S. securities laws as applicable to a U.S. domestic company and our Ordinary shares are solely listed on the Nasdaq in the United States, under the trading ticker “IREN.” We were originally incorporated under the laws of Australia, on November 6, 2018 as “Iris Energy Pty

Ltd,” an Australian proprietary company (ACN 629 842 799). On October 7, 2021, we converted into a public company named “Iris Energy Limited” (which continues to be incorporated under Australian law) and on November 19, 2021, we closed our initial public offering in the United States. As of February 15, 2024, we commenced trading under the business name “IREN” and on November 27, 2024, we changed the name of the Company to “IREN Limited.”
Our operations, assets and customers are predominantly in the United States, where we maintain office locations at 620 Farm-to-Market Road, Childress, Texas, and 1411 Broadway, New York, New York. Our principal executive offices are located at Level 5, 55 Market Street, Sydney, Australia, and our telephone number is +61 2 7906 8301. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168. The address of our website is www.iren.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
Issuer
IREN Limited
Ordinary shares offered by the Selling Holders from time to time
Up to 11,981,668 Ordinary shares issued in connection with the closing of the Mirantis Acquisition
Terms of the Offering
The Selling Holders may offer, sell or distribute all or a portion of the Ordinary shares hereby registered publicly or through private transactions at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices. See “Plan of Distribution.”
Selling Holders
The Selling Holders named herein consist of the former shareholders and employees (including directors and officers) of Mirantis. See “Selling Holders” on page S-14 of this prospectus supplement for more information on the Selling Holders.
Ordinary shares outstanding as of April 30, 2026
357,378,674 shares.
Use of Proceeds
We are not selling any securities under this prospectus supplement and will not receive any proceeds from the sale of the Ordinary shares covered by this prospectus supplement. See “Selling Holders” for additional information.
Market for Ordinary Shares
Our Ordinary shares are currently traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”.
Risk Factors
Investing in our Ordinary shares involves a high degree of risk. See the “Risk Factors” section beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our Ordinary shares.
Plan of Distribution
For additional information concerning the offering, see “Plan of Distribution.”
Nasdaq Symbol
“IREN”
As of April 30, 2026, we had 357,378,674 Ordinary shares outstanding, which excludes:
•	4,987,244 Ordinary shares issuable upon the exercise of options outstanding under our share issuance plans as of April 30, 2026, at a weighted-average exercise price of $72.71 per share;
•
38,645,505 Ordinary shares issuable upon vesting of restricted share units, comprising of restricted share units outstanding under our Long-Term Incentive Plans, including restricted share units granted to our Co-Chief Executive Officers on July 1, 2026 under the IREN Limited 2025 Omnibus Incentive Plan;

•	up to 165,640,942 Ordinary shares issuable upon conversion of our existing convertible notes;

•	837,424 Ordinary shares issued in connection with our acquisition of Ingenostrum, S.L. (trading as Nostrum Group) (“Nostrum Group”) on June 12, 2026;
•	12,632,234 Ordinary shares issued on August 3, 2026 in connection with our acquisition of Mirantis; and
•	up to 30,000,000 Ordinary shares issuable to NVIDIA Corporation at an exercise price of $70 per share, pursuant to Ordinary share purchase rights issued to NVIDIA Corporation.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described in our then most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies and trends we expect to affect our business. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “potential,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions. Forward-looking statements may also be made, verbally or in writing, by members of our Board or management team in connection with this offering memorandum. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this document.
We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this prospectus supplement and the documents incorporated by reference into this prospectus supplement, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations, and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include, but are not limited to:
•	our ability to obtain additional capital on commercially reasonable terms and in a timely manner to meet our capital needs and facilitate our expansion plans;
•
the amount and terms of any future financing or grant of security, or any refinancing, restructuring or modification to the terms of any existing or future financing or grant of security, which could require us to comply with onerous covenants, restrictions or guarantees, and our ability to service our debt obligations;

•
our ability to successfully execute on our growth strategies and operating plans, including our ability to continue to develop our existing data center sites, design and deploy direct-to-chip liquid cooling systems, provide software, and operate and expand our HPC business (including our AI Cloud Services business and, potentially, colocation services such as powered shell, build-to-suit and turnkey data centers;

•
our limited experience with respect to new markets and geographies we have entered or may seek to enter, including the market for HPC and AI services, the expansion of our capabilities to include software offerings, and our expansion into new geographies for data centers such as Australia and Europe;

•	our ability to remain competitive in dynamic and rapidly evolving industries;
•
expectations with respect to the useful life and obsolescence of hardware (including GPUs, hardware for Bitcoin mining and any current or future HPC and AI services we offer) and the related impairment charges we may incur upon retirement thereof, which could be material;

•
ability to, and costs associated with, re-purpose data centers historically used for Bitcoin mining for use in any current or future HPC and AI services, along with the related impairment charges we may incur upon retirement of existing Bitcoin mining hardware, which could be material;

•
delays, increases in costs or reductions in the supply of equipment used in our operations including as a result of tariffs and duties, and certain equipment (including GPUs and any other hardware for any current or future HPC and AI services we offer) being in high demand due to global supply chain constraints, and our ability to secure additional hardware (including GPUs and any other hardware for any current or future HPC and AI services we offer), on commercially reasonable terms or at all;

•	expectations with respect to the profitability, viability, operability, security, popularity and public perceptions of any current and future HPC and AI services we offer, including GPU rental rates;
•
our ability to secure and retain customers on commercially reasonable terms or at all, particularly as it relates to our strategy to expand our AI Cloud Services business and potentially diversify into markets for other HPC and AI services;

•	our ability to establish and maintain a customer base for our HPC and AI services business and customer concentration;
•	our ability to manage counterparty risk (including credit risk) associated with any current or future customers, including customers of our HPC and AI services and other counterparties;
•	the risk that any current or future customers, including customers of our HPC and AI services or other counterparties, may terminate, default on or underperform their contractual obligations;
•	our ability to perform under, and observe our obligations pursuant to, service level agreements and other contractual obligations with counterparties, including customers of our HPC and AI services;
•
changing political and geopolitical conditions, including changing international trade policies and the implementation of wide-ranging, reciprocal and retaliatory tariffs, surtaxes and other similar import or export duties, or trade restrictions;

•	Bitcoin price, Bitcoin global hashrate and foreign currency exchange rate fluctuations;
•	expectations with respect to the ongoing profitability, viability, operability, security, popularity and public perceptions of the Bitcoin network;
•	our ability to secure renewable energy, renewable energy certificates, power capacity, timely grid connections, facilities and sites on commercially reasonable terms or at all;
•
delays and costs associated with, or failure to obtain or complete, permitting approvals, grid connections and other development activities customary for greenfield or brownfield infrastructure projects in various jurisdictions, including as a result of the Electric Reliability Council of Texas’s (“ERCOT”) announced amendments to the approval process for large load interconnection requests;

•	our reliance on power, network and utilities providers, third party mining pools, exchanges, banks, insurance providers and our ability to maintain relationships with such parties;
•	expectations regarding availability and pricing of electricity;
•
our participation and ability to successfully participate in demand response products and services and other load management programs run, operated or offered by electricity network operators, regulators or electricity market operators;

•
the availability, reliability and/or cost of electricity supply, hardware and electrical and data center infrastructure, including with respect to any electricity outages and any laws and regulations that may restrict the electricity supply available to us;

•	any variance between the actual operating performance of our miner hardware achieved compared to the nameplate performance including hashrate;
•
electricity market risks relating to changes in laws, regulations and requirements of market operators, network operators and/or regulatory bodies in the jurisdictions in which we operate, including with respect to interconnection of facilities of large electrical loads to the ERCOT grid (for example, via a process that may batch multiple large load interconnection requests), grid stability, voltage ride-through, frequency ride-through and curtailment obligations;

•
heightened complexity and additional constraints in energy markets, including international energy markets with which we are less familiar, including load ramp requirements by utilities or grid operators which may not align with our planned data center development and commissioning timelines;

•	our ability to curtail our electricity consumption and/or monetize electricity depending on market conditions, including changes in Bitcoin mining economics and prevailing electricity prices;

•
actions undertaken or inaction by electricity network and market operators, regulators, governments or communities in the regions in which we operate, including such actions that could result in the estimated power availability at secured sites being materially less than initially expected, available too late, delayed, conditioned upon technical or operational requirements or not available in each case whether at sustainable cost or at all;

•
our ability to secure connection agreements to access power sources and permits or to maintain in good standing the operating and other permits, approvals and/or licenses required for our operations, construction activities and business which could be delayed by regulatory approval processes, may not be successful or may be cost prohibitive;

•	the availability, suitability, reliability and cost of internet connections at our facilities;
•
the acquisitions of Nostrum Group and Mirantis, as well as any other pending or future acquisitions, dispositions, joint ventures or other strategic transactions, including our ability to obtain the requisite regulatory approvals, satisfy the applicable closing conditions and to consummate any such transactions on terms favorable to the Group or at all, as well as to successfully integrate and achieve the anticipated benefits of any such acquisition that may be completed;

•
unanticipated costs or liabilities associated with the acquisitions of Nostrum Group or Mirantis, or any other pending or future acquisitions, dispositions, joint ventures or other strategic transactions, and any failure to comply with laws, rules, regulations or business practices that we may become subject to as a result of any expansion of our business in connection with the acquisition of Nostrum Group or Mirantis or any other such acquisition, joint venture or other strategic transaction;

•	our ability to operate in an evolving regulatory environment;
•	our ability to successfully operate and maintain our property and infrastructure;
•	reliability and performance of our infrastructure compared to expectations;
•	malicious attacks on our property, infrastructure or IT systems;
•	our ability to obtain, maintain, protect and enforce our intellectual property rights and confidential information;
•	any intellectual property infringement and product liability claims;
•	whether the secular trends we expect to drive growth in our business materialize to the degree we expect them to, or at all;
•	the occurrence of any environmental, health and safety incidents at our sites, and any material costs relating to environmental, health and safety requirements or liabilities;
•	damage to our property and infrastructure and the risk that any insurance we maintain may not fully cover all potential exposures;
•
settlement and termination of proceedings relating to the default under certain equipment financing facilities, ongoing securities litigation, and any future litigation, claims and/or regulatory investigations, and the costs, expenses, use of resources, diversion of management time and efforts, liability and damages that may result therefrom;

•	our failure to comply with any laws including the anti-corruption and sanctions laws, rules and regulations of the United States and various international jurisdictions;
•	any failure of our compliance and risk management methods;
•
any laws, regulations and ethical standards that may relate to our business, including those that relate to data centers, HPC and AI services, Bitcoin and the Bitcoin mining industry and those that relate to any other services we offer, including laws and regulations related to data privacy, cybersecurity and the storage, use or processing of information and consumer laws;

•	our ability to attract, motivate and retain senior management and qualified employees;

•
increased risks to our global operations including, but not limited to, political instability, outbreak of war, acts of terrorism, theft and vandalism, cyberattacks and other cybersecurity incidents and unexpected regulatory and economic sanctions changes, among other things;

•	climate change, severe weather conditions and natural and man-made disasters that may materially adversely affect our business, financial condition and results of operations;
•	public health crises, including an outbreak of an infectious disease and any governmental or industry measures taken in response;
•	damage to our brand and reputation;
•
evolving stakeholder expectations and requirements relating to environmental, social or governance (“ESG”) issues or reporting, including actual or perceived failure to comply with such expectations and requirements;

•	volatility with respect to the market price of our Ordinary shares;
•
that we do not currently pay any cash dividends on our Ordinary shares, and may not in the foreseeable future and, accordingly, your ability to achieve a return on your investment in our Ordinary shares will depend on appreciation, if any, in the price of our Ordinary shares; and

•	other risks and uncertainties set forth in this prospectus supplement and in the documents incorporated by reference herein.
Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into these documents and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS
Any Ordinary shares offered by the Selling Holders pursuant to this prospectus supplement will be sold by the Selling Holders for their respective accounts. We are not selling any securities under this prospectus supplement and will not receive any of the proceeds from the sale of the Ordinary shares by the Selling Holders pursuant to this prospectus supplement.
The Selling Holders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Holders in connection with any sale of their Ordinary shares. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary shares covered by this prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants. The Company will not be paying any underwriting discounts or commissions in any offerings pursuant to this prospectus supplement.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which the Ordinary shares may be sold by the Selling Holders under this prospectus supplement.

DIVIDEND POLICY
Since our incorporation, we have not declared or paid any dividends on our issued share capital. Any determination to pay dividends in the future will be at the discretion of the Board and subject to Australian law. If the Board elects to pay dividends, the form, frequency and amount will depend upon our future operations and earning, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that the Board may deem relevant. B Class shares do not confer on their holders any right to receive dividends. For additional information, see “Item 1A. Risk Factors—Risks Related to Ownership of Our Ordinary Shares—We do not currently pay any cash dividends on our ordinary shares, and may not in the foreseeable future. Accordingly, your ability to achieve a return on your investment in our ordinary shares will depend on appreciation, if any, in the price of our ordinary shares” in our Annual Report on Form 10-K filed on August 28, 2025, incorporated herein by reference.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a public company incorporated under the laws of Australia with limited liability. Some or all of our directors may be non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible or practicable for you to:
•	effect service of process within the United States upon our non-U.S. resident directors or on us;
•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.
It may be difficult (or impossible in some circumstances) for Australian companies to commence court action or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing.
There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws. The disclosures in this section are not based on the opinion of counsel.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

SELLING HOLDERS
This prospectus supplement relates to the possible offer and resale by the Selling Holders of up to 11,981,668 of our Ordinary shares. Except as described under “Material Relationships with the Selling Holders” below, the Selling Holders have not had any material relationship with us or any of our affiliates within the past three years.
The Selling Holders may from time to time offer and sell any or all of the Ordinary shares set forth below pursuant to this prospectus supplement. When we refer to the “Selling Holders” in this prospectus supplement, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus supplement such that registration rights shall apply to those securities.
The following table is prepared based on information provided to us by the Selling Holders and has not been independently verified by us. It sets forth the name and address of the Selling Holders, the aggregate number of Ordinary shares that the Selling Holders may offer pursuant to this prospectus supplement, and the beneficial ownership of the Selling Holders both before and after the offering.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days of April 30, 2026. We have based percentage ownership prior to this offering on 357,378,674 Ordinary shares as of April 30, 2026.
Unless otherwise indicated below, the address for each beneficial owner is c/o IREN Limited, Level 5, 55 Market Street, Sydney, NSW 2000, Australia.
We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the tables below. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus supplement. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus supplement upon the completion of the offering. The Ordinary shares covered by this prospectus supplement are being registered pursuant to the Merger Agreement for Ordinary shares received by Selling Holders pursuant to the Merger Agreement.

Selling Holder	Number of Ordinary Shares Beneficially Owned Prior to the Offering	% of Total Ownership Prior to the Offering	Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus Supplement	Number of Ordinary Shares Beneficially Owned After the Offering	% of Total Ownership After the Offering
Intel Capital Corporation(1)	3,590,375	1.0%	3,590,375	—	*
Insight Partners Continuation Fund (Cayman), L.P.(2)	1,437,464	*	1,437,464	—	*
Insight Partners Continuation Fund, L.P.(3)	1,275,241	*	1,275,241	—	*
Sand Red Limited(4)	858,687	*	858,687	—	*
Second Alpha Partners IV, L.P(5)	524,751	*	524,751	—	*
Yana Leventon(6)	497,117	*	497,117	—	*
Sapphire Ventures Fund I, L.P.(7)	449,050	*	449,050	—	*
Other Selling Holders(8)	3,457,369	*	3,348,983	108,386	*

*	Represent less than 1% of the outstanding Ordinary shares
(1)
Intel Capital Corporation is a wholly-owned subsidiary of Intel Corp., which has shared voting and/or dispositive power over the securities held by Intel Capital Corporation and therefore may be deemed to beneficially own such securities. The principal business address of this Selling Holder is 2200 Mission College Blvd, RNB M/S 6-59, Santa Clara, CA 95054.

(2)
Insight Holdings Group, LLC (“Insight Holdings”) is the sole shareholder of Insight Associates Continuation, Ltd. (“IAC Ltd”). IAC Ltd is the general partner of Insight Associates Continuation, L.P. (“IAC LP”), which is the general partner of Insight Partners Continuation Fund (Cayman), L.P. Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings. Because Messrs. Horing, Parekh, Lieberman and Triplett are members of the board of managers of Insight Holdings, Insight Holdings is the sole shareholder of IAC Ltd, IAC Ltd is the general partner of IAC LP and IAC LP is the general partner of Insight Partners Continuation Fund (Cayman), L.P., Messrs. Horing, Parekh, Lieberman and Triplett may be deemed to share voting and dispositive power over the shares noted above. The foregoing is not an admission by any of Messrs. Horing, Parekh, Lieberman or Triplett that he is the beneficial owner of the shares noted above. The principal business address for each of the foregoing persons is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(3)
Insight Holdings is the sole shareholder of IAC Ltd. IAC Ltd is the general partner of IAC LP, which is the general partner of Insight Partners Continuation Fund, L.P. Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings. Because Messrs. Horing, Parekh, Lieberman and Triplett are members of the board of managers of Insight Holdings, Insight Holdings is the sole shareholder of IAC Ltd, IAC Ltd is the general partner of IAC LP and IAC LP is the general partner of Insight Partners Continuation Fund, L.P., Messrs. Horing, Parekh, Lieberman and Triplett may be deemed to share voting and dispositive power over the shares noted above. The foregoing is not an admission by any of Messrs. Horing, Parekh, Lieberman or Triplett that he is the beneficial owner of the shares noted above. The principal business address for each of the foregoing persons is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(4)
Sand Red Limited is a wholly-owned subsidiary of WestSummit Global Technology Fund, L.P. (“the Fund”), a private equity fund incorporated under the law of the Cayman Islands. The general partner of the Fund is WestSummit Global Technology GP, Ltd, a Cayman Islands exempted company. WestSummit Global Technology GP, Ltd. as the general partner of the Fund, has voting and/or dispositive power over the securities held by Sand Red Limited and therefore may be deemed to beneficially own such securities. The foregoing is not an admission by any of the Fund or WestSummit Global Technology GP, Ltd that it is the beneficial owner of the shares noted above. The principal business address of this Selling Holder is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(5)
Richard J. Brekka, as the managing partner of Second Alpha Partners IV, G.P.L.P., which is the general partner of Second Alpha Partners IV, L.P., has voting and/or dispositive power over the securities held by Second Alpha Partners IV, L.P. and therefore may be deemed to beneficially own such securities. The principal business address of this Selling Holder is 276 5th Avenue, Suite 801, New York NY 10001.

(6)
Consists of (i) 43,441 Ordinary shares held by Yana Leventon, and (ii) 481,310 Ordinary shares held by the Freedland Family Irrevocable Trust dated December 28, 2020, of which Ms. Leventon is the trustee.

(7)
Nino Marakovic, as the Managing Member of Sapphire Ventures Fund I, L.P., has voting and/or dispositive power over the securities held by Sapphire Ventures Fund I, L.P. and therefore may be deemed to beneficially own such securities. The principal business address of this Selling Holder is 801 West 5th Street, Austin TX 78703.

(8)
The principal business address of this Selling Holder is Torshamnsgatan 21, SE-164 83 Stockholm, Sweden. Other Selling Holders include an aggregate of 130 record holders as of the date of this prospectus supplement, who collectively own less than 1% of our outstanding Ordinary shares in the aggregate. Ordinary shares beneficially owned before and upon completion of this offering includes 108,386 Ordinary shares issuable upon the vesting of RSUs held by the other Selling Holders that have vested or will vest within 60 days of April 30, 2026.

The table above is prepared based on information supplied by us by the Selling Holders as of the date of this prospectus supplement. The Selling Holders may have sold, transferred or otherwise disposed of all or a portion of that Selling Holder’s Ordinary shares since the date on which the Selling Holder provided information for this table. Information about any other Selling Holders will be included in prospectus supplements or post-effective amendments, if required. Information about the Selling Holders may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements.
Material Relationships with the Selling Holders
As discussed in the section “Prospectus Summary—Mirantis Acquisition,” on May 4, 2026, we entered into the Merger Agreement, pursuant to which we agreed to file a registration statement to enable the resale of the Ordinary shares covered by this prospectus supplement. Prior to the Mirantis Acquisition, some of the Selling Holders were, or were affiliated with, directors, officers, employees or other service providers of Mirantis or its subsidiaries and may, after our acquisition of Mirantis, be employees or service providers of IREN or its subsidiaries. Except as disclosed herein (including such relationships and the Merger Agreement), none of the Selling Holders nor any of their affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION
The following descriptions are summaries of the material terms of our company constitution (“Constitution”). Reference is made to the more detailed provisions of the Constitution. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our amended and restated Constitution which is included as an exhibit to our Annual Report on Form 10-K.
General
IREN Limited was incorporated under the laws of Australia on November 6, 2018, and is an Australian public company (ACN 629 842 799). Our registered address is located at Level 5, 55 Market Street, Sydney, New South Wales, Australia 2000.
We do not have a limit on our authorized share capital and do not recognize the concept of par value under Australian law.
Subject to restrictions on the issue of securities in our Constitution and the Corporations Act 2001 (Cth) (“Corporations Act”) and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the Board determines.
The rights and restrictions attaching to Ordinary shares and B Class shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to Ordinary shares and B Class shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.
Ordinary Shares
Our Ordinary shares and B Class shares will have the rights and restrictions described in “Key Provisions in Our Constitution”.
Key Provisions in Our Constitution
Our Constitution is similar in nature to the certificate of incorporation and bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes for the Company. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders (in person or by proxy) entitled to vote on the resolution.
Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, and is qualified in its entirety by reference to the complete text of our Constitution, a copy of which is an exhibit to our Annual Report on Form 10-K.
Interested Directors
A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter according to our Constitution unless permitted to do so by the Corporations Act, in which case such director may (i) be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement; (ii) sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and (iii) vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.
Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.
Borrowing Powers Exercisable by Directors
Pursuant to our Constitution, the management and control of our business affairs are vested in our Board. Our Board has the power to raise or borrow money or obtain other financial accommodation for the purposes of the Company, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as our Board deems appropriate.
Appointment of Directors
Under the Constitution, the minimum number of directors that may comprise the Board is 3 and the maximum is fixed by the directors but may not be more than 10 (or such other number resolved by ordinary resolution of the Company in a general meeting from time to time). Directors are elected at annual general meetings of the Company. The directors may also appoint a director to fill vacancies resulting from a director ceasing to hold office or otherwise and to fill newly created directorships resulting from any increase in the number of directors, who will then hold office until the next annual general meeting of the Company.
Each of Awassi Capital Holdings 1 Pty Ltd ACN 629 820 499 and Awassi Capital Holdings 2 Pty Ltd ACN 629 819 978, or their respective affiliates, who hold a B Class share shall be entitled to designate a nominee for election to the Board (each such nominee, a “Founder Director”). A Founder Director will automatically cease to be a director, and must be immediately removed as a director, if that Founder Director is removed as a director where required under the Corporations Act or our constitution.
Rights and Restrictions on Classes of Shares
The rights attaching to our Ordinary shares are detailed in our Constitution. Our Constitution provides that, subject to the Corporations Act and our Constitution, our directors may issue shares with preferential, deferred or special rights, privileges or conditions or with any restrictions, whether in relation to dividends, voting, return of share capital, or otherwise as our Board may determine. Subject to the Corporations Act and our Constitution (see “Anti-Takeover Effects of Certain Provisions of Our Constitution”), we may issue further shares on such terms and conditions as our Board resolve.
We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including Ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting.
Dividend Rights
Under the Corporations Act, a company must not pay a dividend unless (a) the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (b) the payment of the dividend is fair and reasonable to the company’s shareholders as a whole; and (c) the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Subject to this requirement, our Board may from time to time determine to pay and declare dividends to shareholders in accordance with the respective rights and restrictions attached to any share or class of share. Each B Class share does not confer on its holder any right to receive dividends.
All dividends unclaimed for one year after the time for payment has passed may be invested or otherwise made use of by our Board for our benefit until claimed or until dealt with under any law relating to unclaimed moneys.
Voting Rights
Voting rights at a general meeting of the Company’s shareholders will be determined by poll (rather than a show of hands).

On a poll, holders of Ordinary shares are entitled to one vote for each Ordinary share held and a fraction of a vote for each partly paid share held by the shareholder and in respect.
The holders of B Class shares are entitled to vote at general meetings of shareholders. Each B Class shareholder is entitled on a poll, to 15 votes for each Ordinary share held by the holder of a B Class share.
In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of shareholders in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.
In accordance with the Corporations Act and the provisions of our Constitution, the circumstances in which holders of a class of shares, including holders of Ordinary shares, will be entitled to vote separately as a single class are limited to:
•	voting for a variation of class rights that only affect a single share class;
•	voting for a compromise or arrangement proposed that would affect a certain class of holder, e.g. a plan of arrangement to transfer a class of share to a bidder; and
•	voting in response to a takeover bid for a specific class of shares.
Right to Share in Our Profits
Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends in accordance with the respective rights and restrictions attached to any share or class of share. Our Board may from time to time determine to pay dividends to the shareholders. However, any such dividend may only be payable in accordance with the requirements set out in the Corporations Act described above.
Rights to Share in the Surplus in the Event of Winding Up
If the Company is wound up, then subject to any rights or restrictions attached to a class of shares, the liquidator may, with the sanction of a special resolution of the Company, distribute the whole or any part of the assets and may for that purpose: (i) decide how the assets are to be distributed as between the members or different classes of members; (ii) value the assets to be distributed in such manner as the liquidator thinks fit; and (iii) vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the members entitled to the distribution of those assets as the liquidator thinks fit.
B Class shares shall not confer on their holders any right to participate pro rata in any distribution of profits and assets of, and any proceeds received by, the company in excess of the total amount of capital paid-up by the holders upon issue of such B Class share.
Redemption Provision for Shares
There are no redemption provisions in our Constitution in relation to Ordinary shares. Under our Constitution, shares may be issued and allotted, which are liable to be redeemed.
B Class shares will be redeemed by the Company for A$1.00 per B Class share in accordance with the Constitution upon the earlier to occur of the following circumstances:
•	that holder (or its affiliate or founder in respect of such holder) ceases to be a director due to voluntary retirement;
•	the transfer of any B Class share by that holder (or an affiliate) to another person in breach of the Constitution (which is unremedied within 20 business days);
•	the liquidation or winding up of the Company; or
•	the date which is 12 years after the date upon which the company becomes first listed on a recognized stock exchange.
The redemption of B Class shares, whether voluntary or upon a transfer of B Class shares, may have the effect, over time, of increasing the relative voting power of those holders of B Class shares who retain their B Class shares. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption.

Variation or Cancellation of Share Rights
Subject to the Corporations Act and the terms of issue of a class of shares, the rights attaching to any class of shares may be varied or cancelled with the approval of the Board and: (a) the consent in writing of the holders of three-quarters of the issued shares included in that class; or (b) by a special resolution passed at a separate meeting of the holders of those shares.
General Meetings of Shareholders
General meetings of shareholders may be called by our Board. Except as permitted under the Corporations Act, the Listing Rules (as defined in the Constitution) or the Securities Laws (as defined in the Constitution), shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.
Under the Constitution, a general meeting of shareholders will be properly convened if shareholders entitled to cast at least 33 1/3% of the votes that all shareholders are entitled to cast on one or more resolutions at the relevant meeting are present (which must include each holder of a B Class share from time to time, to the extent such holder is entitled to vote on one or more resolutions at the relevant meeting). In addition, under Nasdaq Rule 5605, shareholders holding not less than 33 1/3% of the voting power of the shares issued and outstanding and entitled to vote at a company’s annual meeting must be present in order to proceed. The Constitution also provides that, if a provision of the IREN Constitution is not consistent with the listing rules of a stock exchange upon which IREN is listed, then the Constitution is deemed not to contain that provision to the extent of the inconsistency. Accordingly, the quorum requirements in both the Constitution and Nasdaq Rule 5605 must be satisfied in order to be properly convened.
Foreign Ownership Regulations
Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), which generally applies to acquisitions or proposed acquisitions:
•
by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; or

•	by a foreign government investor (as defined in the FATA) that would result in such a person having any direct interest (as defined in the FATA) in an Australian company.
In general terms, for proposals for investment in non-sensitive sectors, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the Australian target is less than A$1,498 million. A lower general A$347 million threshold applies to most other foreign investors. These monetary thresholds apply as at the date of this prospectus supplement but may be amended from time to time (including through indexation).
The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Federal Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer has the power to make a range of orders including an order of the divestiture of such person’s shares or interest in shares in that Australian company.
Share transfers
Subject to the Constitution, shares may be transferred by a proper transfer effected in accordance with the Nasdaq listing rules, by a written instrument of transfer which complies with the Constitution or by any other method permitted by the Corporations Act. The Board may refuse to register a transfer of shares where permitted or required to do so under the Corporations Act or Nasdaq listing rules. B Class shares are not transferable by the holder (other than to an affiliate of that holder).

Issues of Shares and Change in Capital
Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or other special rights, privileges or conditions or with restrictions and for the consideration and other terms that the directors determine. We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including Ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting of shareholders.
Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our Ordinary shares whether under an equal access buy-back or on a selective basis.
Proportional takeover bids
Our Constitution contains provisions for shareholder approval to be required in relation to any proportional takeover bid. These provisions were renewed by special resolution of the shareholders in the most recent general meeting.
Amendment
The Constitution can only be amended by special resolution passed by at least three-quarters of the votes cast by shareholders present (in person or by proxy) and entitled to vote on the resolution at a general meeting of the Company. The Company must give at least 21 days’ written notice of a general meeting of the Company.
Anti-Takeover Effects
Takeovers of Australian public companies that have more than 50 shareholders are regulated by, amongst other things, the Corporations Act which prohibits the acquisition of a relevant interest in issued voting shares in a public company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, which we refer to as the “Takeover Prohibition”, subject to a range of exceptions. Generally, and without limitation, a person will have a “relevant interest” in securities if they:
•	are the holder of the securities (other than if the person holds those securities as a bare trustee);
•	have power to exercise, or control the exercise of, a right to vote attached to the securities; or
•	have the power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control).
If at a particular time a person has a relevant interest in issued securities and the person (whether before or after acquiring the relevant interest):
•	has entered or enters into an agreement with another person with respect to the securities;
•
has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

•
has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities and the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, the other person is also taken to have acquired a relevant interest in the securities that are the subject of an abovementioned act, at the time that such act occurs.

There are a number of exceptions to the Takeover Prohibition. In general terms, some of the more significant exceptions include:
•	when the acquisition results from the acceptance of an offer under a formal takeover bid;
•	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid and the acquisition occurs during the bid period;
•	when the disinterested shareholders of the target company approve the takeover by resolution passed at general meeting;
•
an acquisition by a person if, throughout the six months before the acquisition, that person, or any other person, has had voting power in the company of at least 19% and as a result of the acquisition, none of the relevant persons would have voting power in the company more than 3% higher than they had six months before the acquisition;

•	as a result of a rights issue;
•	as a result of dividend reinvestment schemes or bonus share plan;
•	through operation of law;
•	an acquisition which arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;
•	arising from an auction of forfeited shares conducted on-market; or
•	arising through a compromise, arrangement, liquidation or buy-back.
Certain breaches of the takeovers provisions of the Corporations Act may give rise to criminal offences. The Australian Securities and Investments Commission and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeovers provisions provided in the Corporations Act.
Australian Merger Control Regime
On January 1, 2026, a mandatory and suspensory merger clearance regime commenced in Australia (“Australian Merger Control Regime”). This regime applies to the acquisition of shares in a body corporate, units in a unit trust or in a managed investment scheme and to the acquisition of assets, which includes the acquisition of property as well as legal and equitable rights that are not property.
Under the regime, an acquisition is required to be notified to the Australian Competition and Consumer Commission (“ACCC”) (a “Notifiable Acquisition”) where (i) the shares, units or assets to be acquired are connected with Australia, (ii) for shares, the acquirer is acquiring a controlling interest in an entity or the acquisition meets various voting power thresholds, (iii) one of the monetary notification thresholds (as prescribed in the Competition and Consumer (Notification of Acquisitions) Determination 2025 (Cth)) (“Determination”) is satisfied, and (iv) no exception to the notification requirement applies.
It is unlawful to fail to notify a Notifiable Acquisition to the ACCC and to ‘put into effect’ a Notifiable Acquisition unless (i) the acquiring party submits a filing to the ACCC and the ACCC determines that it may be put into effect, or (ii) the acquiring party submits a waiver application and the ACCC grants a waiver in respect of the proposed acquisition.
Any Notifiable Acquisition that is, or is attempted to be, put into effect without a determination or waiver by the ACCC is void by operation of law.
Investors should assess whether, and the extent to which, their purchase of any notes may constitute a Notifiable Acquisition under the Australian Merger Control Regime, including whether the acquisition of any notes falls within a relevant exception to the notification requirement.

Differences in Corporate Law
Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Australian law:

Corporate law issue	Delaware law	Australian law
Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.

However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:

 •
either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital shares entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

 •
the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter unless permitted to do so by the Corporations Act, in which case such director may:

 •
be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;

 •
sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and

 •
vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.

Unless a relevant exception applies, the
Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution

Corporate law issue	Delaware law	Australian law

that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.

Cumulative Voting
The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.

No cumulative voting concept for director elections. Voting rights can vary by share class, depending on the terms attaching to the shares under the constitution of the company. Ordinary shares carry one vote (by poll) per share and B Class shares carry 15 votes (by poll) per Ordinary share held by the holder.

Approval of Corporate Matters by Written Consent
Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice, or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Australian public companies cannot pass resolutions by circulating written resolutions.

Business Combinations
With certain exceptions, a merger, consolidation, or sale of all or substantially all the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

No requirement for shareholder approval under Australian law, unless the transaction involves a transfer or issue or new shares or other securities to existing shareholders (for example, a business combination through a scrip-for-scrip merger) or a related party (generally, a director or its associates).

Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

 •
a liability owed to the company or a related body corporate of the company;

Corporate law issue	Delaware law	Australian law

knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.

A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

 •
a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Corporations Act;

 •
a liability that is owed to someone other than the company or a related body corporate of the company and did not

 •
arise out of conduct in good faith; or

 •
legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

○
in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

○
in defending or resisting criminal proceedings in which the officer or director is found guilty;

○
in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

○
in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Appraisal Rights	A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain	No equivalent concept under Australian law, subject to general minority oppression rights under which shareholders can apply

Corporate law issue	Delaware law	Australian law

circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.
to the Courts for an order in respect of Company actions that are unfairly prejudicial to a shareholder.

Shareholder Suits
Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Shareholders have a number of statutory protections and rights available to them, regardless of the quantity of shares they hold. These include:

 •
the ability to call a meeting of the company and propose resolutions; and

 •
the right to apply to the court for orders in cases where majority shareholders, or the directors, act in an oppressive or unfairly prejudicial manner towards a single shareholder does not have a minimum shareholding requirement, and can result in a broad range of orders, including:

○
the winding up of the company;

○
modification of the company’s constitution; and

○
any other order the court determines to be appropriate.

Inspection of Books and Records
All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Any shareholder of the Company has the right to inspect or obtain copies of our share register on the payment of a prescribed fee.

Books containing the minutes of general meetings will be kept at our registered office and will be open to inspection of shareholders at all times when the office is required to be open to the public. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders (who are not directors). Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make

Corporate law issue	Delaware law	Australian law

an order for inspection of our books.

All public companies are required to prepare annual financial reports and directors’ reports for each financial year, and to file these reports with the Australian Securities and Investments Commission.

Amendments to Charter
Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.
Amending or replacing the company’s constitution, requires a special resolution (75%) of the shareholders.

Transfer Agent and Registrar
The transfer agent and registrar for our Ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royal Street, Canton, MA 02021, USA.
Listing
Our Ordinary shares are listed on the Nasdaq Global Select Market under the symbol “IREN”.

PLAN OF DISTRIBUTION
We are registering the Ordinary shares issued to the Selling Holders in connection with the Mirantis Acquisition to permit the resale of such Ordinary shares by such Selling Holders from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the Selling Holders of the Ordinary shares. We will bear all fees and expenses incident to our obligation to register such Ordinary shares.
Each Selling Holder of the securities and any of their pledgees, donees, assignees, transferees, and successors-in-interest may, from time to time, sell any or all of their securities or interests in any securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales or dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices. A Selling Holder may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Holders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Holders may also sell securities under Rule 144 or any other exemptions from registration under the Securities Act, if available, rather than under this prospectus supplement.
Broker-dealers engaged by the Selling Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Holders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Holders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The Selling Holders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We will not be paying any underwriting discounts or commissions in any offerings pursuant to this prospectus supplement.
Selling Holders will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus supplement which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus supplement or any other exemptions from registration under the Securities Act.
We expect to keep this prospectus supplement effective until the earliest to occur of when (a) the date on which all Ordinary shares included in this prospectus supplement have been sold in accordance with this prospectus supplement or (b) at such time as no Ordinary shares remain, when (i) the Ordinary shares have been transferred in accordance with the prospectus supplement filed pursuant to Article 5 of the Merger Agreement, (ii) the Ordinary shares have been sold in accordance with Rule 144 under the Securities Act (or any similar provision then in effect), (iii) with respect to a Selling Holder, all such Ordinary shares still held by such Selling Holder are eligible for resale by such Selling Holder, together with its affiliates, pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) without any volume, manner of sale or other limitations (including current public information requirements under Rule 144), and (iv) the Ordinary shares have ceased to be outstanding.
The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Holders or any other person. We will make copies of this prospectus supplement available to the Selling Holders and have informed them of the need to deliver a copy of this prospectus supplement to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of certain securities and certain other matters with respect to Australian law have been passed upon for us by Allens, located at Level 28, 126 Phillip Street, Sydney, NSW 2000, Australia. The validity of certain securities and certain matters with respect to U.S. federal and New York State law have been passed upon for us by Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, New York 10017.
EXPERTS
The audited consolidated financial statements for the fiscal years ended June 30, 2025, 2024 and 2023 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Raymond Chabot Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
In addition, we are subject to the information requirements of the Exchange Act and accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and proxy and information statements.
Our SEC filings, including our registration statements, are available to you on the SEC’s website at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at www.iren.com. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms in part.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 28, 2025;
•	the sections of our Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of shareholders incorporated by reference in our Annual Report on Form 10-K for the year ended June 30, 2025;
•
our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 6, 2025, for the quarter ended December 31, 2025, filed with the SEC on February 5, 2026, and for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026;

•
our Current Reports on Form 8-K filed with the SEC on July 1, 2025, July 3, 2025 (only with respect to the second report filed on such date), September 8, 2025 (but only with respect to information included therein under Item 5.02), October 7, 2025, October 9, 2025, October 14, 2025, November 3, 2025 (but only with respect to information included therein under Item 1.01), November 24, 2025, November 28, 2025, December 1, 2025, December 3, 2025, December 8, 2025, March 4, 2026 (Film No. 26722470) (but only with respect to information included therein under Item 1.01), March 4, 2026 (Film No. 26722855), May 11, 2026 (File No. 26960848), May 12, 2026, May 14, 2026, May 26, 2026 (but only with respect to information included therein under Item 1.01), June 1, 2026 and July 1, 2026; and

•
the description of our share capital contained in our registration statement on Form 8-A dated November 16, 2021 (File No. 001-41072) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in this prospectus supplement or in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.
All subsequent annual reports on Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus supplement forms a part, shall be incorporated by reference.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports or documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct all requests for those documents to:
IREN Limited
Level 5, 55 Market Street
Sydney, NSW 2000 Australia
+61 2 7906 8301
ir@iren.com
We maintain a website at www.iren.com The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement.

PROSPECTUS

IREN Limited
Ordinary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units
We or any selling security holder may offer and sell from time to time, in one or more offerings, any combination of the following securities: ordinary shares, debt securities, warrants, subscription rights, purchase contracts and units (collectively, the “securities”). We or any selling security holder may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities, the specific manner in which these securities will be offered and sold and, if applicable, information about any selling security holder in supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 31 of this prospectus.
Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 6 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our
Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated August 28, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we or any selling security holder may offer and sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us and/or selling security holders. Each time we or any selling security holder offers or sells securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
Before buying any of the securities offered by this prospectus, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Neither we nor any selling security holders, underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we or a selling security holder may authorize to be delivered or made available to you. Neither we nor any selling security holders, underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
For investors outside the United States: Neither we nor any selling security holders, underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “IREN,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to IREN Limited and its subsidiaries.
Trademarks
We have unregistered trademarks and services marks, registered website domains, company and business names that we use in connection with the operation of our business. These include, among others, Iris Energy, IREN and www.iren.com. Other trademarks, service marks, and trade names referenced in this prospectus are, to our knowledge, the property of their respective owners.

Presentation of Financial Information
All references to “U.S. dollars,” “dollars,” “$,” “USD” or “US$” are to the U.S. dollar. All references to “Australian dollars,” “AUD” or “A$” are to the Australian dollar, the official currency of Australia. All references to “Canadian dollars,” “CAD” or “C$” are to the Canadian dollar, the official currency of Canada. All references to “GAAP” are to generally accepted accounting principles in the United States. References to a particular “fiscal year” are to IREN’s fiscal year ended June 30 of that year.
Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Market and Industry Data
This prospectus includes market, economic and industry data, as well as certain statistics and information relating to our business, markets and other industry data, which we obtained or extrapolated from various third-party industry and research sources, as well as assumptions that we have made that are based on those data and other similar sources. Industry publications and other third-party surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we believe that such data is reliable, we have not independently verified such data and cannot guarantee the accuracy or completeness thereof. Additionally, we cannot assure you that any of the assumptions underlying these statements are accurate or correctly reflect our position in the industry, and not all of our internal estimates have been verified by any independent sources. Furthermore, we cannot assure you that a third-party using different methods to assemble, analyze, or compute market data would obtain the same results. There is no precise definition for what constitutes the Bitcoin mining market, the HPC and AI services market, or any other market or industry referenced in this prospectus. We do not intend, and do not assume any obligations, to update industry or market data set forth in this prospectus. Finally, behavior, preferences and trends in the marketplace tend to change. As a result, investors and prospective investors should be aware that data in this prospectus and estimates based on such data may not be reliable indicators of future results.
References to “market share” and “market leader” are based on global revenues in the referenced market, and unless otherwise specified herein, are based on certain of the materials referenced above.

GLOSSARY OF INDUSTRY TERMS AND CONCEPTS
Throughout this prospectus, we use a number of industry terms and concepts which are defined as follows:
•	AI Cloud Services: platforms that provide access to AI/ML capabilities through cloud-based infrastructure.
•
AI/ML: Artificial Intelligence and Machine Learning. Artificial Intelligence (“AI”) is computer software that mimics human cognitive abilities in order to perform complex tasks, such as decision making, data analysis, language translation and a variety of tools and services across the emergent AI industry that have been developed to leverage AI capabilities. Machine Learning (“ML”) is a subset of AI in which algorithms are trained on data sets to become machine learning models capable of performing specific tasks.

•	ASICs: An Application Specific Integrated Circuit is a type of integrated circuit that is custom-designed for a particular use, rather than intended for general-purpose use.
•	Bitcoin: A system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.
•	Bitcoin network: The collection of all nodes running the Bitcoin protocol. This includes miners that use computing power to maintain the ledger and add new blocks to the blockchain.
•	block: A bundle of transactions analogous with digital pages in a ledger. Transactions are bundled into blocks, which are then added to the ledger. Miners are rewarded for “mining” a new block.
•
blockchain: A software program containing a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network, that enables peer-to-peer transmission of transaction information, and that follows a consensus protocol for confirming new blocks to be added to the blockchain.

•	Board: The board of directors of IREN Limited.
•
difficulty: In the context of Bitcoin mining, a measure of the relative complexity of the algorithmic solution required for a miner to mine a block and receive the Bitcoin reward. An increase in global hashrate will temporarily result in faster block times as the mining algorithm is solved quicker – and vice versa if the global hashrate decreases. The Bitcoin network protocol adjusts the network difficulty every 2,016 blocks (approximately every two weeks) to maintain a target block time of 10 minutes.

•
digital asset: Bitcoin and alternative coins, or “altcoins,” launched after the success of Bitcoin. This category is designed to serve functions including as a medium of exchange, store of value, and/or to power applications.

•	fiat currency: A government issued currency that is not backed by a physical commodity, such as gold or silver, but rather by the government that issued it.
•
GPUs: Graphics processing units are a type of computing technology designed for parallel processing, which can be used in a wide range of applications, including graphics and video rendering, gaming, creative production and AI.

•	hash: To compute a function that takes an input, and then outputs an alphanumeric string known as the “hash value”.
•
hashrate: The speed at which a miner can produce computations (hashes) using the Bitcoin network’s algorithm, expressed in hashes per second. The hashrate of all miners on a particular network is referred to as the global hashrate.

•
HPC: High-performance computing, which refers to the aggregation of computing power to achieve higher performance levels, often utilized to perform complex calculations in fields including science, engineering, finance, AI/ML, and business. It typically involves using supercomputers or clusters of computers, often employing parallel processing, to perform calculations simultaneously, thereby greatly reducing computation time.

•
miner: Individuals or entities who operate a computer or group of computers that compete to mine blocks. Bitcoin miners who successfully mine blocks are rewarded with new Bitcoin as well as any transaction fees.

•	mining: The process by which new Bitcoin blocks are created, and thus new transactions are added to the blockchain in the Bitcoin network.
•
mining pools: Mining pools are platforms for miners to contribute their hashrate in exchange for digital assets, including Bitcoin, and in some cases regardless of whether the pool effectively mines any block. Miners tend to join pools to increase payout frequency, with pools generally offering daily payouts, and to externalize to the pool the risk of a block taking longer than statistically expected from the network difficulty. Mining pools offers these services in exchange for a fee.

•
proof-of-stake: An alternative consensus protocol, in which a “validator” typically may use their own digital assets to validate transactions or blocks. Validators may “stake” their digital assets on whichever transactions they choose to validate. If a validator validates a block (group of transactions) correctly, it will receive a reward. Typically, if a validator verifies an incorrect transaction, it may lose the digital assets that it staked. Proof-of-stake generally requires a negligible amount of computing power compared to proof-of-work.

•
proof-of-work: A protocol for establishing consensus across a system that ties mining capability to computational power. Hashing a block, which is in itself an easy computational process, now requires each miner to solve for a certain difficulty variable periodically adjusted by the Bitcoin network protocol. In effect, the process of hashing each block becomes a competition and, as a result, the overall process of hashing requires time and computational effort.

•	protocol: The software that governs how a blockchain operates.
•	REC: Renewable Energy Certificate.
•	SEC: U.S. Securities and Exchange Commission.

OUR COMPANY
Our Company
Overview
We are a leading owner and operator of next-generation data centers powered by 100% renewable energy (whether from clean or renewable energy sources or through the purchase of renewable energy certificates). Our data centers are purpose-built for power dense computing applications and today support a combination of GPUs for HPC and AI services and ASICs for Bitcoin mining.
Our Bitcoin mining operations generate revenue by earning Bitcoin through a combination of block rewards and transaction fees from the operation of our specialized computers called ASICs (which we refer to as “Bitcoin miners”) and exchanging these Bitcoin for fiat currencies such as USD or CAD.
We have been mining Bitcoin since 2019. We typically liquidate all the Bitcoin we mine daily and therefore did not have any Bitcoin held on our balance sheet as of June 30, 2025. To date we have utilized Kraken, a U.S.-based digital asset trading platform, to liquidate the Bitcoin we mine. The mining pools that we utilize for the purposes of our Bitcoin mining transfer the Bitcoin that we have mined to Kraken on a daily basis. Such Bitcoin is then exchanged for fiat currency on the Kraken exchange or via its over-the-counter trading desk. We have a backup U.S.-based digital asset trading platform, Coinbase, although we have not utilized Coinbase as of June 30, 2025.
We are also pursuing a strategy of expanding and diversifying our revenue sources into HPC and AI services, including through the development of purpose-built AI data centers. Our HPC and AI services include AI Cloud Services, launched in 2024, that generates revenue by providing access to cloud-based GPU computing to customers for AI training and inference workloads.
Company and Corporate Information
We report to our shareholders in compliance with U.S. securities laws as applicable to a U.S. domestic company and our ordinary shares are solely listed on the Nasdaq in the United States, under the trading ticker “IREN”. We were originally incorporated under the laws of New South Wales, Australia, on November 6, 2018 as “Iris Energy Pty Ltd” an Australian proprietary company (ACN 629 842 799). On October 7, 2021, we converted into a public company named “Iris Energy Limited” under Australian law, and on November 19, 2021, we closed our initial public offering in the United States. As of February 15, 2024, we commenced doing business as “IREN” and on November 27, 2024 we changed the name of the Company to “IREN Limited”.
Our operations, assets and customers are predominantly in the United States, where we maintain office locations at 620 Farm-to-Market Road, Childress, Texas, and 1411 Broadway, New York, New York. Our principal executive offices are located at Level 6, 55 Market Street, Sydney, Australia, and our telephone number is +61 2 7906 8301. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168. The address of our website is https://iren.com. The information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 10-K, and any updates to those risk factors in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies and trends we expect to affect our business. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “potential,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions. Forward-looking statements may also be made, verbally or in writing, by members of our Board or management team in connection with this annual report on Form 10-K. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this document.
Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this document. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. The forward-looking statements are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations, and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:
•	Bitcoin price and foreign currency exchange rate fluctuations;
•	our ability to obtain additional capital on commercially reasonable terms and in a timely manner to meet our capital needs and facilitate our expansion plans;
•
the terms of any future financing or any refinancing, restructuring or modification to the terms of any future financing, which could require us to comply with onerous covenants or restrictions, and our ability to service our debt obligations, any of which could restrict our business operations and adversely impact our financial condition, cash flows and results of operations;

•
our ability to successfully execute on our growth strategies and operating plans, including our ability to continue to develop our existing data center sites, design and deploy direct-to-chip liquid cooling systems, and diversify and expand into the market for high-performance computing (“HPC”) solutions (including the market for AI Cloud Services and potential colocation services such as powered shell, build-to-suit and turnkey data centers (“Colocation Services”) (collectively “HPC and AI services”));

•	our limited experience with respect to new markets we have entered or may seek to enter, including the market for HPC and AI services;
•	our ability to remain competitive in dynamic and rapidly evolving industries;
•	expectations with respect to the ongoing profitability, viability, operability, security, popularity and public perceptions of the Bitcoin network;
•	expectations with respect to the useful life and obsolescence of hardware (including hardware for Bitcoin mining and any current or future HPC and AI services we offer);
•
delays, increases in costs or reductions in the supply of equipment used in our operations including as a result of tariffs and duties, and certain equipment being in high demand due to global supply chain constraints;

•	expectations with respect to the profitability, viability, operability, security, popularity and public perceptions of any current and future HPC and AI services we offer;
•	our ability to secure and retain customers on commercially reasonable terms or at all, particularly as it relates to our strategy to expand into markets for HPC and AI services;
•	our ability to establish and maintain a customer base for our HPC and AI services business and customer concentration;

•	our ability to manage counterparty risk (including credit risk) associated with any current or future customers, including customers of our HPC and AI services and other counterparties;
•	the risk that any current or future customers, including customers of our HPC and AI services or other counterparties, may terminate, default on or underperform their contractual obligations;
•
changing political and geopolitical conditions, including changing international trade policies and the implementation of wide-ranging, reciprocal and retaliatory tariffs, surtaxes and other similar import or export duties, or trade restrictions;

•	Bitcoin global hashrate fluctuations;
•	our ability to secure renewable energy, renewable energy certificates, power capacity, facilities and sites on commercially reasonable terms or at all;
•	delays associated with, or failure to obtain or complete, permitting approvals, grid connections and other development activities customary for greenfield or brownfield infrastructure projects;
•	our reliance on power and utilities providers, third party mining pools, exchanges, banks, insurance providers and our ability to maintain relationships with such parties;
•	expectations regarding availability and pricing of electricity;
•
our participation and ability to successfully participate in demand response products and services and other load management programs run, operated or offered by electricity network operators, regulators or electricity market operators;

•
the availability, reliability and/or cost of electricity supply, hardware and electrical and data center infrastructure, including with respect to any electricity outages and any laws and regulations that may restrict the electricity supply available to us;

•	any variance between the actual operating performance of our miner hardware achieved compared to the nameplate performance including hashrate;
•
electricity market risks relating to changes in regulations and requirements of market operators and regulatory bodies, including with respect to grid stability, interconnection and curtailment obligations;

•	our ability to curtail our electricity consumption and/or monetize electricity depending on market conditions, including changes in Bitcoin mining economics and prevailing electricity prices;
•	actions undertaken by electricity network and market operators, regulators, governments or communities in the regions in which we operate;
•	the availability, suitability, reliability and cost of internet connections at our facilities;
•
our ability to secure additional hardware, including hardware for Bitcoin mining and any current or future HPC and AI services we offer, on commercially reasonable terms or at all, and any delays or reductions in the supply of such hardware or increases in the cost of procuring such hardware;

•	our ability to operate in an evolving regulatory environment;
•	our ability to successfully operate and maintain our property and infrastructure;
•	reliability and performance of our infrastructure compared to expectations;
•	malicious attacks on our property, infrastructure or IT systems;
•	our ability to maintain in good standing the operating and other permits and licenses required for our operations and business;
•	our ability to obtain, maintain, protect and enforce our intellectual property rights and confidential information;
•	any intellectual property infringement and product liability claims;
•	whether the secular trends we expect to drive growth in our business materialize to the degree we expect them to, or at all;

•	any pending or future acquisitions, dispositions, joint ventures or other strategic transactions;
•	the occurrence of any environmental, health and safety incidents at our sites, and any material costs relating to environmental, health and safety requirements or liabilities;
•	damage to our property and infrastructure and the risk that any insurance we maintain may not fully cover all potential exposures;
•
ongoing proceedings relating to the default under certain equipment financing facilities, ongoing securities litigation, and any future litigation, claims and/or regulatory investigations, and the costs, expenses, use of resources, diversion of management time and efforts, liability and damages that may result therefrom;

•	our failure to comply with any laws including the anti-corruption laws of the United States and various international jurisdictions;
•	any failure of our compliance and risk management methods;
•
any laws, regulations and ethical standards that may relate to our business, including those that relate to Bitcoin and the Bitcoin mining industry and those that relate to any other services we offer, including laws and regulations related to data privacy, cybersecurity and the storage, use or processing of information and consumer laws;

•	our ability to attract, motivate and retain senior management and qualified employees;
•
increased risks to our global operations including, but not limited to, political instability, acts of terrorism, theft and vandalism, cyberattacks and other cybersecurity incidents and unexpected regulatory and economic sanctions changes, among other things;

•	climate change, severe weather conditions and natural and man-made disasters that may materially adversely affect our business, financial condition and results of operations;
•	public health crises, including an outbreak of an infectious disease and any governmental or industry measures taken in response;
•	damage to our brand and reputation;
•
evolving stakeholder expectations and requirements relating to environmental, social or governance issues or reporting, including actual or perceived failure to comply with such expectations and requirements;

•
that we do not currently pay any cash dividends on our ordinary shares, and may not in the foreseeable future and, accordingly, your ability to achieve a return on your investment in our ordinary shares will depend on appreciation, if any, in the price of our ordinary shares; and

•
other risks factors disclosed under “Item 1A. Risk Factor” in our Annual Report on Form 10-K, incorporated by reference herein, and any further update in our subsequent filings with the SEC on Form 10-Q and Form 8-K.

The foregoing list of factors is not exhaustive and does not necessarily include all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.
Forward-looking statements speak only as of the date on which they were made and should be read carefully in conjunction with other uncertainties and potential events described in our Annual Report on Form 10-K and our subsequent filings with the SEC on Form 10-Q and Form 8-K. Except as required by applicable law, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events and circumstances.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities. Unless otherwise indicated in a prospectus supplement, we will not receive any proceeds from an offering of securities by a selling security holder.

DIVIDEND POLICY
Since our incorporation, we have not declared or paid any dividends on our issued share capital. Any determination to pay dividends in the future will be at the discretion of the Board and subject to Australian law. If the Board elects to pay dividends, the form, frequency and amount will depend upon our future operations and earning, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that the Board may deem relevant. B Class shares do not confer on their holders any right to receive dividends. For additional information, see “Item 1A—Risk Factors—Risks Related to Ownership of Our Ordinary Shares—We do not currently pay any cash dividends on our ordinary shares, and may not in the foreseeable future. Accordingly, your ability to achieve a return on your investment in our ordinary shares will depend on appreciation, if any, in the price of our ordinary shares” in our Annual Report on Form 10-K filed on August 28, 2025, incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION
The following descriptions are summaries of the material terms of our company constitution (“Constitution”). Reference is made to the more detailed provisions of the Constitution. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our amended and restated Constitution which is included as an exhibit to this registration statement.
General
IREN Limited was incorporated under the laws of New South Wales, Australia on November 6, 2018, and is an Australian public company (ACN 629 842 799). Our registered address is located at c/o Pitcher Partners, Level 13, 664 Collins Street, Docklands, Victoria, Australia 3008.
We do not have a limit on our authorized share capital and do not recognize the concept of par value under Australian law.
Subject to restrictions on the issue of securities in our Constitution and the Corporations Act 2001 (Cth) (“Corporations Act”) and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the Board determines.
The rights and restrictions attaching to ordinary shares and B Class shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to ordinary shares and B Class shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.
Ordinary Shares
Our ordinary shares and B Class shares will have the rights and restrictions described in “Key Provisions in our Constitution.”
Key Provisions in Our Constitution
Our Constitution is similar in nature to the certificate of incorporation and bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes for the Company. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders (in person or by proxy) entitled to vote on the resolution.
Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, and is qualified in its entirety by reference to the complete text of our Constitution, a copy of which is an exhibit to the registration statement of which this prospectus forms a part.
Interested Directors
A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter according to our Constitution unless permitted to do so by the Corporations Act, in which case such director may (i) be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement; (ii) sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and (iii) vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.
Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.
Borrowing Powers Exercisable by Directors
Pursuant to our Constitution, the management and control of our business affairs are vested in our Board. Our Board has the power to raise or borrow money or obtain other financial accommodation for the purposes of the Company, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as our Board deems appropriate.
Appointment of Directors
Under the Constitution, the minimum number of directors that may comprise the Board is 3 and the maximum is fixed by the directors but may not be more than 10 (unless otherwise determined by the Board). Directors are elected at annual general meetings of the Company. The directors may also appoint a director to fill a casual vacancy on the Board if the number of directors is below the minimum fixed number of 3, or in addition to the existing directors, who will then hold office until the next annual general meeting of the Company.
Each of Awassi Capital Holdings 1 Pty Ltd ACN 629 820 499 and Awassi Capital Holdings 2 Pty Ltd ACN 629 819 978, or their respective affiliates, who hold a B Class share shall be entitled to designate a nominee for election to the Board (each such nominee, a “Founder Director”). A Founder Director will automatically cease to be a director, and must be immediately removed as a director, if that Founder Director is removed as a director where required under the Corporations Act or our constitution.
Rights and Restrictions on Classes of Shares
The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that, subject to the Corporations Act and our Constitution, our directors may issue shares with preferential, deferred or special rights, privileges or conditions or with any restrictions, whether in relation to dividends, voting, return of share capital, or otherwise as our Board may determine. Subject to the Corporations Act and our Constitution (see “Anti-Takeover Effects of Certain Provisions of Our Constitution”), we may issue further shares on such terms and conditions as our Board of directors resolve.
We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting.
Dividend Rights
Under the Corporations Act, a company must not pay a dividend unless (i) the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (ii) the payment of the dividend is fair and reasonable to the company’s shareholders as a whole; and (iii) the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Subject to this requirement, our Board may from time to time determine to pay and declare dividends to shareholders in accordance with the respective rights and restrictions attached to any share or class of share. Each B Class share does not confer on its holder any right to receive dividends.
All dividends unclaimed for one year after the time for payment has passed may be invested or otherwise made use of by our Board for our benefit until claimed or until dealt with under any law relating to unclaimed moneys.
Voting Rights
Voting rights at a general meeting of the Company’s shareholders will be determined by poll (rather than a show of hands).

On a poll, holders of ordinary shares are entitled to one vote for each ordinary share held and a fraction of a vote for each partly paid share held by the shareholder and in respect.
The holders of B Class shares are entitled to vote at general meetings of shareholders. Each B Class shareholder is entitled on a poll, to 15 votes for each ordinary share held by the holder of a B Class share.
In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of shareholders in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.
In accordance with the Corporations Act and the provisions of our Constitution, the circumstances in which holders of a class of shares, including holders of ordinary shares, will be entitled to vote separately as a single class are limited to:
•	voting for a variation of class rights that only affect a single share class;
•	voting for a compromise or arrangement proposed that would affect a certain class of holder, e.g. a plan of arrangement to transfer a class of share to a bidder; and
•	voting in response to a takeover bid for a specific class of shares.
Right to Share in Our Profits
Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends in accordance with the respective rights and restrictions attached to any share or class of share. Our Board may from time to time determine to pay dividends to the shareholders. However, any such dividend may only be payable in accordance with the requirements set out in the Corporations Act described above.
Rights to Share in the Surplus in the Event of Winding Up
If the Company is wound up, then subject to any rights or restrictions attached to a class of shares, the liquidator may, with the sanction of a special resolution of the Company, distribute the whole or any part of the assets and may for that purpose: (i) decide how the assets are to be distributed as between the members or different classes of members; (ii) value the assets to be distributed in such manner as the liquidator thinks fit; and (iii) vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the members entitled to the distribution of those assets as the liquidator thinks fit.
B Class shares shall not confer on their holders any right to participate pro rata in any distribution of profits and assets of, and any proceeds received by, the company in excess of the total amount of capital paid-up by the holders upon issue of such B Class share.
Redemption Provision for Shares
There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, shares may be issued and allotted, which are liable to be redeemed.
B Class shares will be redeemed by the Company for A$1.00 per B Class share in accordance with the Constitution upon the earlier to occur of the following circumstances:
•	that holder (or its affiliate or founder in respect of such holder) ceases to be a director due to voluntary retirement;
•	the transfer of any B Class share by that holder (or an affiliate) to another person in breach of the Constitution (which is unremedied within 20 business days);
•	the liquidation or winding up of the Company; or
•	the date which is 12 years after the date upon which the company becomes first listed on a recognized stock exchange.
The redemption of B Class shares, whether voluntary or upon a transfer of B Class shares, may have the effect, over time, of increasing the relative voting power of those holders of B Class shares who retain their B Class shares. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption.

Variation or Cancellation of Share Rights
Subject to the Corporations Act and the terms of issue of a class of shares, the rights attaching to any class of shares may be varied or cancelled with the approval of the Board and: (a) the consent in writing of the holders of three-quarters of the issued shares included in that class; or (b) by a special resolution passed at a separate meeting of the holders of those shares.
General Meetings of Shareholders
General meetings of shareholders may be called by our Board. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.
Under the Constitution, a general meeting of shareholders will be properly convened if at least two members are present (which must include each holder of a B Class share from time to time, to the extent such holder is entitled to vote on one or more resolutions at the relevant meeting) and entitled to vote. In addition, under Nasdaq Rule 5605, shareholders holding not less than 33 1/3% of the voting power of the shares issued and outstanding and entitled to vote at a company’s annual meeting must be present in order to proceed. The Constitution also provides that, if a provision of the IREN Constitution is not consistent with the listing rules of a stock exchange upon which IREN is listed, then the Constitution is deemed not to contain that provision to the extent of the inconsistency. Accordingly, the quorum requirements in both the Constitution and Nasdaq Rule 5605 must be satisfied in order for to be properly convened.
Foreign Ownership Regulations
Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), which generally applies to acquisitions or proposed acquisitions:
•
by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; or

•	by a foreign government investor (as defined in the FATA) that would result in such a person having any direct interest (as defined in the FATA) in an Australian company.
In general terms, for proposals for investment in non-sensitive sectors, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the Australian target is less than A$1,464 million. A lower general A$339 million threshold applies to most other foreign investors. These monetary thresholds apply as at the date of this registration statement but may be amended from time to time (including through indexation).
The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Federal Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer has the power to make a range of orders including an order of the divestiture of such person’s shares or interest in shares in that Australian company.
Share transfers
Subject to the Constitution, shares may be transferred by a proper transfer effected in accordance with the Nasdaq listing rules, by a written instrument of transfer which complies with the Constitution or by any other method permitted by the Corporations Act. The Board may refuse to register a transfer of shares where permitted or required to do so under the Corporations Act or Nasdaq listing rules. B Class shares are not transferable by the holder (other than to an affiliate of that holder).
Issues of Shares and Change in Capital
Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or other special rights, privileges or conditions or with restrictions and for the consideration and other terms that the directors determine. We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting of shareholders.
Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.
Proportional takeover bids
Our Constitution contains provisions for shareholder approval to be required in relation to any proportional takeover bid. These provisions were renewed by special resolution of the shareholders in the most recent general meeting.
Amendment
The Constitution can only be amended by special resolution passed by at least three-quarters of the votes cast by shareholders present (in person or by proxy) and entitled to vote on the resolution at a general meeting of the Company. The Company must give at least 21 days’ written notice of a general meeting of the Company.
Anti-Takeover Effects
Takeovers of Australian public companies that have more than 50 shareholders are regulated by, amongst other things, the Corporations Act which prohibits the acquisition of a relevant interest in issued voting shares in a public company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, which we refer to as the Takeover Prohibition, subject to a range of exceptions. Generally, and without limitation, a person will have a “relevant interest” in securities if they:
•	are the holder of the securities (other than if the person holds those securities as a bare trustee);
•	have power to exercise, or control the exercise of, a right to vote attached to the securities; or
•	have the power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control).
If at a particular time a person has a relevant interest in issued securities and the person (whether before or after acquiring the relevant interest):
•	has entered or enters into an agreement with another person with respect to the securities;
•
has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

•
has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities and the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, the other person is also taken to have acquired a relevant interest in the securities that are the subject of an abovementioned act, at the time that such act occurs.
There are a number of exceptions to the Takeover Prohibition. In general terms, some of the more significant exceptions include:
•	when the acquisition results from the acceptance of an offer under a formal takeover bid;
•	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid and the acquisition occurs during the bid period;

•	when the dis-interested shareholders of the target company approve the takeover by resolution passed at general meeting;
•
an acquisition by a person if, throughout the six months before the acquisition, that person, or any other person, has had voting power in the company of at least 19% and as a result of the acquisition, none of the relevant persons would have voting power in the company more than 3% higher than they had six months before the acquisition;

•	as a result of a rights issue;
•	as a result of dividend reinvestment schemes or bonus share plan;
•	through operation of law;
•	an acquisition which arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;
•	arising from an auction of forfeited shares conducted on-market; or
•	arising through a compromise, arrangement, liquidation or buy-back.
Certain breaches of the takeovers provisions of the Corporations Act may give rise to criminal offences. The Australian Securities and Investments Commission and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeovers provisions provided in the Corporations Act.
Differences in Corporate Law
Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Australian law:

Corporate law issue	Delaware law	Australian law
Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.
However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

Corporate law issue	Delaware law	Australian law
Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:

  •
either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital shares entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

  •
the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter unless permitted to do so by the Corporations Act, in which case such director may:

  •
be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;

  •
sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and

  •
vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.

Corporate law issue	Delaware law	Australian law
Cumulative Voting
The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.

No cumulative voting concept for director elections. Voting rights can vary by share class, depending on the terms attaching to the shares under the constitution of the company. Ordinary shares carry one vote (by poll) per share and B Class shares carry 15 votes (by poll) per ordinary share held by the holder.

Approval of Corporate Matters by Written Consent
Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice, or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Australian public companies cannot pass resolutions by circulating written resolutions.

Business Combinations
With certain exceptions, a merger, consolidation, or sale of all or substantially all the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

No requirement for shareholder approval under Australian law, unless the transaction involves a transfer or issue or new shares or other securities to existing shareholders (for example, a business combination through a scrip-for-scrip merger) or a related party (generally, a director or its associates).

Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

  •
a liability owed to the company or a related body corporate of the company;

  •
a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Corporations Act; a liability that is owed to someone other than the company or a related body corporate of the

Corporate law issue	Delaware law	Australian law

A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

company and did not arise out of conduct in good faith; or

  •
legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

    ○
in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

    ○
in defending or resisting criminal proceedings in which the officer or director is found guilty; or

    ○
in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

    ○
in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Appraisal Rights
A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.

No equivalent concept under Australian law, subject to general minority oppression rights under which shareholders can apply to the Courts for an order in respect of Company actions that are unfairly prejudicial to a shareholder.

Corporate law issue	Delaware law	Australian law
Shareholder Suits
Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Shareholders have a number of statutory protections and rights available to them, regardless of the quantity of shares they hold. These include:

  •
the ability to call a meeting of the company and propose resolutions; and

  •
the right to apply to the court for orders in cases where majority shareholders, or the directors, act in an oppressive or unfairly prejudicial manner towards a single shareholder does not have a minimum shareholding requirement, and can result in a broad range of orders, including:

    ○
the winding up of the company;

    ○
modification of the company’s constitution; and

    ○
any other order the court determines to be appropriate.

Inspection of Books and Records
All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Any shareholder of the Company has the right to inspect or obtain copies of our share register on the payment of a prescribed fee.

Books containing the minutes of general meetings will be kept at our registered office and will be open to inspection of shareholders at all times when the office is required to be open to the public. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders (who are not directors). Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

All public companies are required to prepare annual financial reports and directors’ reports for each financial year,

Corporate law issue	Delaware law	Australian law
and to file these reports with the Australian Securities and Investments Commission.

Amendments to Charter
Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.
Amending or replacing the company’s constitution, requires a special resolution (75%) of the shareholders.

Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royal Street, Canton, MA 02021.
Listing
Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “IREN”.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest, is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000 or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the subscription rights in respect of which the prospectus supplement is delivered:
•	the exercise price;
•	the aggregate number of rights to be issued;
•	the type and number of securities purchasable upon exercise of each right;
•	the procedures and limitations relating to the exercise of the rights;
•	the date upon which the exercise of rights will commence;
•	the record date, if any, to determine who is entitled to the rights;
•	the expiration date;
•	the extent to which the rights are transferable;
•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	if appropriate, a discussion of material U.S. federal income tax considerations and material Australian tax considerations;
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and
•	any other material terms of the rights.
If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of ordinary shares pursuant to any such purchase contract shall be subject to certain restrictions under Australian law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, ordinary shares or any combination of such securities. The applicable supplement will describe:
•
the terms of the units and of the warrants, debt securities, preferred shares and/or ordinary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of IREN, the trustees, the warrant agents, the unit agents or any other agent of IREN, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or any selling security holder may sell the securities in one or more of the following ways (or in any combination) from time to time:
•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through any other method permitted by applicable law and described in the applicable prospectus supplement.
The prospectus supplement will state the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by us, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We and/or any selling security holder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.
The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

LEGAL MATTERS
The validity of certain securities and certain other matters with respect to Australian law have been passed upon for us by Allens, located at Level 28, 126 Phillip Street, Sydney, NSW 2000, Australia. The validity of certain securities and certain matters with respect to U.S. federal and New York State law have been passed upon for us by Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, New York 10017. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS
The audited consolidated financial statements for the fiscal years ended June 30, 2025, 2024 and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Raymond Chabot Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a public company incorporated under the laws of Australia with limited liability. Some or all of our directors may be non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible or practicable for you to:
•	effect service of process within the United States upon our non-U.S. resident directors or on us;
•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.
It may be difficult (or impossible in some circumstances) for Australian companies to commence court action or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing.
There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.
The disclosures in this section are not based on the opinion of counsel.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
In addition, we are subject to the informational requirements of the Exchange Act and accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and proxy and information statements and other information we have filed electronically with the SEC.
Our SEC filings, including our registration statements, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://iren.com. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below:
•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 28, 2025;
•	our Current Reports on Form 8-K filed with the SEC on July 1, 2025, and July 3, 2025 (only with respect to the second report filed on such date); and
•
the description of our share capital contained in our registration statement on Form 8-A dated November 16, 2021 (File No. 001-41072) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
All subsequent annual reports on Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at https://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports or documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct all requests for those documents to:
IREN Limited
Level 6, 55 Market Street
Sydney, NSW 2000 Australia
+61 2 7906 8301
ir@iren.com
We maintain a website at https://iren.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

Up to 11,981,668 Ordinary Shares

IREN Limited
PROSPECTUS SUPPLEMENT